Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Reports First Quarter Results

•	AMD revenue $1.61 billion, 2 percent sequential decrease and 2 percent increase year-over-year

•	Net income $510 million, earnings per share $0.68, operating income $54 million

•	Non-GAAP[1,2] net income $56 million, earnings per share $0.08, operating income $92 million

•	Gross margin 43 percent, non-GAAP gross margin 45 percent

SUNNYVALE, Calif. – Apr. 21, 2011 – AMD (NYSE:AMD) today announced revenue for the first quarter of 2011 of $1.61 billion, net income of $510 million, or $0.68 per share, and operating income of $54 million. The company reported non-GAAP net income of $56 million, or $0.08 per share, and non-GAAP operating income of $92 million.

“First quarter operating results were highlighted by strong demand for our first generation of AMD Fusion Accelerated Processing Units (APUs),” said Thomas Seifert, CFO and interim CEO. “APU unit shipments greatly exceeded our expectations, and we are excited to build on that momentum now that we are shipping our ‘Llano’ APU.”

GAAP Financial Results

	Q1-11	Q4-10	Q1-10
Revenue	$1.61B	$1.65B	$1.57B
Operating income	$54M	$413M	$182M
Net income / Earnings per share	$510M/$0.68	$375M/$0.50	$257M/$0.35

Non-GAAP Financial Results1

	Q1-11	Q4-10	Q1-10
Revenue	$1.61B	$1.65B	$1.57B
Operating income	$92M	$141M	$130M
Net income / Earnings per share	$56M/$0.08	$106M/$0.14	$63M/$0.09

-more-

Quarterly Summary

•	Gross margin was 43 percent.

•	Non-GAAP gross margin was 45 percent, flat sequentially.

•	Cash, cash equivalents and marketable securities balance at the end of the quarter was $1.75 billion.

•

Computing Solutions segment revenue decreased 2 percent sequentially and increased 3 percent year-over-year. The sequential decrease was driven primarily by lower average selling price (ASP) partially offset by higher desktop microprocessor sales. The year-over-year increase was primarily driven by strong microprocessor unit sales in the channel.

•	Operating income was $100 million, compared with $91 million in Q410 and $146 million in Q110.

•	Microprocessor ASP decreased sequentially and year-over-year.

•

AMD commenced revenue shipments of AMD’s first Fusion APU for mainstream notebooks (codenamed “Llano”) that combines discrete-class graphics capabilities, personal supercomputing performance and AMD AllDay™ power.

•

Acer, Asus, Dell, Fujitsu, HP, Lenovo, MSI, Sony and Toshiba shipped sleek new thin-and-light notebooks based on AMD’s low-power APUs capable of delivering high definition visual experiences and extended battery life.

•

More than 50 applications from software companies including Adobe, ArcSoft, Corel, CyberLink and Microsoft take advantage of the incredible compute power found in AMD’s APUs and GPUs to dramatically improve application performance and power efficiency.

•

AMD launched the world’s first APU specifically designed for embedded systems with a record number of embedded partners for the company. Fujitsu, Kontron, Quixant and Congatec announced APU-based solutions for graphics-intensive markets like digital signage, Internet-ready set top boxes, casino gaming machines and point-of-sale kiosks. Acer, Cray, Dell, HP, SGI and other server manufacturers launched new or updated systems based on five newly introduced AMD Opteron™ 6100 series processors.

•

In the high performance computing market (HPC), AMD Opteron-based solutions continue to gain traction based on their greater scalability. New customer wins include Lockheed Martin’s cluster for the US Department of Defense and the University of Sao Paulo’s cluster to enable advanced scientific astronomical research.

•	AMD expanded its enthusiast desktop offerings with the introduction of its fastest four-core processor, the AMD Phenom™ II X4 975 Black Edition.

•

Graphics segment revenue decreased 3 percent sequentially and was flat year-over-year. The sequential decrease was driven primarily by a seasonal decline in royalties received in connection with the sale of game console systems.

•	Operating income was $19 million, compared with $68 million in Q410 and $47 million in Q110.

•	GPU ASP decreased sequentially and year-over-year.

•	AMD maintained its graphics performance leadership position with the launch of the world’s fastest graphics card, the AMD Radeon™ HD 6990.

•	Apple refreshed its Macbook Pro line-up with the new AMD Radeon HD 6490M and HD 6750M graphics chips. AMD now provides discrete graphics solutions across Apple’s iMac and Macbook Pro product lines.

•	Strong industry adoption of AMD’s mobile graphics continued, as HP and Dell launched new designs powered by the new AMD Radeon™ HD6000M family of graphics processors.

-more-

2

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

AMD expects revenue to be flat to slightly down sequentially for the second quarter of 2011.

For additional detail regarding AMD’s results and outlook please see the CFO commentary posted at quarterlyearnings.amd.com.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its first quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at AMD. The webcast will be available for 10 days after the conference call.

Reconciliation of GAAP to Non-GAAP Net Income 1,3

(Millions except per share amounts)	Q1-11		Q4-10		Q1-10
GAAP net income / Earnings per share	$510	$0.68	$375	$0.50	$257	$0.35
Gross margin benefit due to deconsolidation of GLOBALFOUNDRIES	—	—	—	—	69	0.09
Gain on the fair value assessment of investment in GLOBALFOUNDRIES	—	—	—	—	325	0.45
Equity income (loss) and dilution gain in investee, net	492	0.66	27	0.05	(183)	(0.25)
Payment to GLOBALFOUNDRIES	(24)	(0.03)	—	—	—	—
Non-GAAP net income excluding GLOBALFOUNDRIES related items	42	0.06	348	0.47	46	0.06
Amortization of acquired intangible assets	(9)	(0.01)	(11)	(0.01)	(17)	(0.02)
Legal settlements	(5)	(0.01)	283	0.39	—	—
Income tax related to legal settlements	—	—	(47)	(0.06)	—	—
Gain on investment sale	—	—	17	0.02	—	—
Non-GAAP net income / Earnings per share	$56	$0.08	$106	$0.14	$63	$0.09

Reconciliation of GAAP to Non-GAAP Operating Income 1,3

(Millions)	Q1-11	Q4-10	Q1-10
GAAP operating income	$54	$413	$182
Payment to GLOBALFOUNDRIES	(24)	—	—
Gross margin benefit due to deconsolidation of GLOBALFOUNDRIES	—	—	69
Amortization of acquired intangible assets	(9)	(11)	(17)
Legal settlements	(5)	283	—
Non-GAAP operating income	$92	$141	$130

Reconciliation of GAAP to Non-GAAP Gross Margin 1,3

(Millions except percentages)	Q1-11	Q4-10	Q1-10
GAAP Gross Margin	$691	$743	$741
GAAP Gross Margin %	43%	45%	47%
Gross margin benefit due to deconsolidation of GLOBALFOUNDRIES	—	—	69
Legal settlements	(5)	—	—
Payment to GLOBALFOUNDRIES	(24)	—	—
Non-GAAP Gross Margin	$720	$743	$672
Non-GAAP Gross Margin %	45%	45%	43%

-more-

3

About AMD

AMD (NYSE: AMD) is a semiconductor design innovator leading the next era of vivid digital experiences with its groundbreaking AMD Fusion Accelerated Processing Units (APUs) that power a wide range of computing devices. AMD’s server computing products are focused on driving industry-leading cloud computing and virtualization environments. AMD’s superior graphics technologies are found in a variety of solutions ranging from game consoles, PCs to supercomputers. For more information, visit http://www.amd.com.

Cautionary Statement

This release contains forward-looking statements concerning AMD, its second quarter 2011 revenue and demand for the Company’s products, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; GLOBALFOUNDRIES will be unable to manufacture the company’s products on a timely basis in sufficient quantities and using competitive technologies; the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its commitment with respect to GLOBALFOUNDRIES’ microprocessor manufacturing facilities; the recent earthquake and tsunami in Japan may have significant impacts on the company’s supply chain or its customers; the company will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way; global business and economic conditions will not continue to improve or will worsen resulting in lower than currently expected demand; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; customers stop buying the company’s products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; and the company will be unable to maintain the level of investment in research and development that is required to remain competitive. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended December 25, 2010.

AMD, the AMD Arrow logo, AMD Opteron, AMD Radeon, and combinations thereof, and are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

[1]

In this press release, in addition to GAAP financial results, the Company has provided non-GAAP financial measures, including for non-GAAP net income excluding GLOBALFOUNDRIES related items, non-GAAP net income, non-GAAP operating income, non-GAAP earnings per share and non-GAAP

-more-

4

gross margin. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. The Company also provided Adjusted EBITDA and non-GAAP Adjusted free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this press release. The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables.

[2]

For the year 2010, the Company accounted for its investment in GLOBALFOUNDRIES under the equity method of accounting. Starting in the first quarter of 2011, the Company started accounting for its investment in GLOBALFOUNDRIES under the cost method of accounting.

[3]	Refer to corresponding tables at the end of this press release for additional AMD data.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended
	Apr. 2, 2011	Dec. 25, 2010	Mar. 27, 2010
Net revenue	$1,613	$1,649	$1,574
Cost of sales	922	906	833

Gross margin	691	743	741
Gross margin %	43%	45%	47%
Research and development	367	352	323
Marketing, general and administrative	261	250	219
Legal settlement	—	(283)	—
Amortization of acquired intangible assets	9	11	17

Operating income	54	413	182

Interest income	3	2	3
Interest expense	(48)	(39)	(49)
Other income (expense), net	11	14	304

Income before equity income (loss) and dilution gain in investee and income taxes	20	390	440
Provision for income taxes	2	42	—
Equity income (loss) and dilution gain in investee, net	492	27	(183)

Net income	$510	$375	$257

Net income per common share
Basic	$0.71	$0.52	$0.36
Diluted	$0.68	$0.50	$0.35

Shares used in per share calculation
Basic	720	717	707
Diluted	764	758	754

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Apr. 2, 2011	Dec. 25, 2010
Assets
Current assets:
Cash, cash equivalents and marketable securities	$1,745	$1,789
Accounts receivable, net	797	968
Inventories, net	648	632
Prepaid expenses and other current assets	221	205

Total current assets	3,411	3,594

Property, plant and equipment, net	676	700
Investment in GLOBALFOUNDRIES	486	—
Acquisition related intangible assets, net	28	37
Goodwill	323	323
Other assets	285	310

Total Assets	$5,209	$4,964

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$411	$376
Accounts payable to GLOBALFOUNDRIES	127	205
Accrued liabilities	605	698
Deferred income on shipments to distributors	165	143
Other short-term obligations	34	229
Current portion of long-term debt and capital lease obligations	4	4
Other current liabilities	29	19

Total current liabilities	1,375	1,674

Long-term debt and capital lease obligations, less current portion	2,192	2,188
Other long-term liabilities	84	82
Accumulated loss in excess of investment in GLOBALFOUNDRIES	—	7

Stockholders’ equity:
Capital stock:
Common stock, par value	7	7
Additional paid-in capital	6,611	6,575
Treasury stock, at cost	(104)	(102)
Accumulated deficit	(4,958)	(5,468)
Accumulated other comprehensive income	2	1

Total stockholders’ equity	1,558	1,013

Total Liabilities and Stockholders’ Equity	$5,209	$4,964

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Millions)

Quarter Ended Apr. 2, 2011
Cash flows from operating activities:
Net income	$510
Adjustments to reconcile net income to net cash used in operating activities:
Equity income (loss) and dilution gain in investee	(492)
Depreciation and amortization	88
Compensation recognized under employee stock plans	27
Non-cash interest expense	5
Provision (benefit) for deferred income taxes	9
Other	11
Changes in operating assets and liabilities:
Accounts receivable	(195)
Inventories	(16)
Prepaid expenses and other current assets	(11)
Other assets	10
Accounts payable to GLOBALFOUNDRIES	(78)
Accounts payable, accrued liabilities and other	(36)

Net cash used in operating activities	(168)

Cash flows from investing activities:
Purchases of property, plant and equipment	(38)
Purchases of available-for-sale securities	(393)
Proceeds from sale and maturity of available-for-sale securities	434
Other	(17)

Net cash used in investing activities	(14)

Cash flows from financing activities:
Proceeds from borrowings, net of issuance cost	165
Net proceeds from foreign grants	7
Proceeds from issuance of common stock	9
Repayments of debt and capital lease obligations	(1)
Other	(2)

Net cash provided by financing activities	178

Net decrease in cash and cash equivalents	(4)

Cash and cash equivalents at beginning of period	606

Cash and cash equivalents at end of period	$602

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Millions except headcount)

	Quarter Ended
Segment and Category Information	Apr. 2, 2011	Dec. 25, 2010	Mar. 27, 2010
Computing Solutions (1)
Net revenue	$1,200	$1,219	$1,160
Operating income	$100	$91	$146
Graphics (2)
Net revenue	413	424	409
Operating income	19	68	47
All Other (3)
Net revenue	—	6	5
Operating income (loss)	(65)	254	(11)
Total
Net revenue	$1,613	$1,649	$1,574
Operating income	$54	$413	$182

Other Data
Depreciation and amortization (excluding amortization of acquired intangible assets)	$79	$78	$83
Capital additions	$38	$38	$48
Adjusted EBITDA (4)	$198	$241	$302
Cash, cash equivalents and marketable securities	$1,745	$1,789	$1,932
Adjusted free cash flow (5)	$154	$11	$177
Total assets	$5,209	$4,964	$5,232
Long-term debt and capital lease obligations, including the current portion	$2,196	$2,192	$2,604
Headcount	11,256	11,068	10,365

See footnotes on the next page

(1)	Computing Solutions segment includes microprocessors, chipsets and embedded processors.

(2)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations, servers and also includes royalties received in connection with the sale of game console systems that incorporate the Company’s graphics technology.

(3)	All Other category includes certain operating expenses and credits that are not allocated to the operating segments. Also included in this category are amortization of acquired intangible assets and restructuring charges. It also includes the results of the Handheld business unit because the operating results of this business unit were not material.

(4)	AMD reconciliation of GAAP operating income to Adjusted EBITDA*

	Quarter Ended
	Apr. 2, 2011	Dec. 25, 2010	Mar. 27, 2010
GAAP operating income	$54	$413	$182
Payment to GLOBALFOUNDRIES	24	—	—
Legal settlement	5	(283)	—
Depreciation and amortization	79	78	83
Employee stock-based compensation expense	27	22	20
Amortization of acquired intangible assets	9	11	17

Adjusted EBITDA	$198	$241	$302

(5)	Non-GAAP adjusted free cash flow reconciliation**

	Quarter Ended
	Apr. 2, 2011	Dec. 25, 2010	Mar. 27, 2010
GAAP net cash provided by (used in) operating activities	$(168)	$(213)	$23
Non-GAAP adjustment	360	262	202

Non-GAAP net cash provided by operating activities	192	49	225
Purchases of property, plant and equipment	(38)	(38)	(48)

Non-GAAP adjusted free Cash Flow	$154	$11	$177

*	Starting with the quarter ended December 26, 2009, the Company presented “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company was determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, for the first quarter of 2011, the Company included an adjustment related to a payment to GLOBALFOUNDRIES and a legal settlement with a third party; and for the fourth quarter of 2010, the Company included an adjustment related to its legal settlement with a third party. The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

**	Starting in the first quarter of 2010, the Company presents non-GAAP adjusted free cash flow as a supplemental measure of its performance. In 2008 and 2009 the Company and certain of its subsidiaries (collectively, the “AMD Parties”) entered into supplier agreements with IBM Credit LLC and certain of its subsidiaries, (collectively, the “IBM Parties”). Pursuant to these supplier agreements, the AMD Parties sold to the IBM Parties invoices of selected distributor customers. Because the Company does not recognize revenue until its distributors sell its products to their customers, under U.S. GAAP, the Company classifies funds received from the IBM Parties as debt on the balance sheet. Moreover, for cash flow purposes, these funds are classified as cash flows from financing activities. When a distributor pays the applicable IBM Party, the Company reduces the distributor’s accounts receivable and the corresponding debt resulting in a non-cash accounting entry. Because the Company does not receive the cash from the distributor to reduce the accounts receivable, the distributor’s payment is never reflected in the Company’s cash flows from operating activities. Non-GAAP adjusted free cash flow for the Company was determined by adjusting GAAP net cash provided by (used in) operating activities by adding the distributors’ payments to the IBM Parties to GAAP net cash provided by (used in) operating activities. This amount is then further adjusted by subtracting capital expenditures. Generally, under U.S. GAAP, the reduction in accounts receivable is assumed to be a source of operating cash flows. Therefore, the Company believes that treating the payments from its distributor customers to the IBM Parties as if the Company actually received the cash from the distributor and then used that cash to pay down the debt is more reflective of the economic substance of the transaction. On February 11, 2011, the Company terminated its supplier agreements with the IBM Parties. The Company calculates and communicates non-GAAP adjusted free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP Adjusted free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP Adjusted Free Cash Flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities.